As filed with the Securities and Exchange Commission on July 26, 2001
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              NORTH VALLEY BANCORP
             (Exact name of registrant as specified in its charter)

       California                                        94-2751350
(State of Incorporation)                    (I.R.S. Employer Identification No.)

               880 East Cypress Avenue, Redding, California 96002
                     (Address of principal executive office)

                    ----------------------------------------

             North Valley Bancorp 1998 Employee Stock Incentive Plan
                            (Full title of the plan)

                       ----------------------------------

            Michael J. Cushman, President and Chief Executive Officer
                              North Valley Bancorp
               880 East Cypress Avenue, Redding, California 96002
                     (Name and address of agent for service)

                                 ---------------

                                 (530) 226-2900
    (Telephone number, including area code, of agent for service of process)


                                      CALCULATION OF REGISTRATION FEE
===========================================================================================================

                                                 Proposed Maximum    Proposed Maximum
     Title of Securities          Amount to          Offering           Aggregate            Amount of
      to be Registered          be Registered    Price per Share      Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------

  Common Stock, no par value     264,200 (1)        $13.91 (2)        $3,675,022 (2)          $918.75
===========================================================================================================

(1) Issuable upon exercise of options or shares granted or to be granted under the North Valley Bancorp 1998 Employee Stock Incentive Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on July 20, 2001, pursuant to Rule 457(h) under the Securities Act of 1933.

This registration statement, including exhibits, consists of 17 sequentially numbered pages. The Index to Exhibits is located at page 5.

  This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on August 18, 1998, File No. 333-61771, is hereby incorporated by reference.

Incorporation of Documents by Reference

The following documents are incorporated by reference:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

(b) All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2000.

(c) The information with regard to the Registrant's capital stock contained in a registration statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

All documents later filed by the Registrant under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and before the Registrant files a post-effective amendment which indicates that all securities have been sold, or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date such document was filed.

Exhibits

         See the Index to Exhibits, which is incorporated herein by reference.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redding, State of California, on July 19, 2001.

                                       NORTH VALLEY BANCORP
                                           (Registrant)



                                       By /s/ MICHAEL J. CUSHMAN
                                          -----------------------------
                                          Michael J. Cushman
                                          President and
                                          Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Cushman and Edward J. Czajka and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                     Date
          ---------                           -----                     ----

/s/ MICHAEL J. CUSHMAN            President and Chief Executive     May 31, 2001
----------------------------      Officer (Principal Executive
Michael J. Cushman                Officer) and Director

/s/ EDWARD J. CZAJKA              Senior Vice President and         May 31, 2001
----------------------------      Chief Financial Officer
Edward J. Czajka                  (Principal Financial Officer
                                  and Principal Accounting
                                  Officer)


/s/ RUDY V. BALMA                 Director and Chairman             May 31, 2001
----------------------------      of the Board
Rudy V. Balma


/s/ WILLIAM W. COX                Director                          May 31, 2001
----------------------------
William W. Cox


/s/ ROYCE L. FRIESEN              Director                          May 31, 2001
----------------------------
Royce L. Friesen


/s/ DAN W. GHIDINELLI             Director                          May 31, 2001
----------------------------
Dan W. Ghidinelli


/s/ KEVIN D. HARTWICK             Director                          May 31, 2001
----------------------------
Kevin D. Hartwick


/s/ THOMAS J. LUDDEN              Director                          May 31, 2001
----------------------------
Thomas J. Ludden


/s/ DOUGLAS M. TREADWAY           Director                          May 31, 2001
----------------------------
Douglas M. Treadway


/s/ DOLORES M. VELLUTINI          Director                          May 31, 2001
----------------------------
Dolores M. Vellutini


/s/ J.M. ("MIKE") WELLS, JR.      Director                          May 31, 2001
----------------------------
J.M. ("Mike") Wells, Jr.

                                INDEX TO EXHIBITS


Exhibit                                                               Sequential
No.            Exhibit Name                                            Page No.
---            ------------                                            --------

5.1            Opinion of Counsel                                          6

23.1           Consent of Counsel (See Exhibit 5.1)                        6

23.2           Independent Auditors' Consent                               7

24.1           Power of Attorney (see signature pages 3 and 4)

99.1           North Valley Bancorp 1998 Employee Stock Incentive
               Plan, as amended                                            8